Exhibit 21
SUBSIDIARIES OF THE REGISTRANT

Covenant Transport, Inc., a Tennessee corporation, d/b/a Covenant Transport Services

Southern Refrigerated Transport, Inc., an Arkansas corporation, d/b/a Covenant Transport Services

Star Transportation, Inc., a Tennessee corporation, d/b/a Covenant Transport Services

Covenant Transport Solutions, LLC, a Nevada limited liability company, d/b/a Transport Financial Services

Covenant Logistics, Inc., a Nevada corporation

Covenant Asset Management, LLC, a Nevada limited liability company

CTG Leasing Company, a Nevada corporation

IQS Insurance Risk Retention Group, Inc., a Vermont corporation

Heritage Insurance, Inc., a Tennessee corporation

Transport Management Services, LLC, a Tennessee limited liability company

Landair Holdings, Inc., a Tennessee corporation

Landair Transport, Inc., a Tennessee corporation

Landair Leasing, Inc., a Tennessee corporation

Landair Logistics, Inc., a Tennessee corporation

Transport Enterprise Leasing, LLC, a Georgia limited liability company (1)

(1)	On May 31, 2011, we acquired a 49% interest in TEL. We account for our investment in TEL using the equity method of accounting.

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